UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 9, 2006
PANERA BREAD COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-19253	04-2723701
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6710 Clayton Road Richmond Heights, MO	63117
(Address of principal executive offices)	(Zip Code)
314-633-7100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
     On February 9, 2006, Panera Bread Company announced its financial results for the quarter and fiscal year ended December 27, 2005 and discussed earnings targets for the first quarter and fiscal year 2006. A copy of the earnings press release, dated February 9, 2006, issued in connection with the announcement is furnished as Exhibit 99.1 to this report.
     The earnings press release contains non-GAAP financial measures that adjust actual 2005 earnings results to reflect the effect of new stock option expensing rules. Panera Bread Company’s anticipated adoption of SFAS 123R on a prospective basis for fiscal 2006 means that fiscal 2006 GAAP results for each quarter and for the year as a whole will not be comparable to the GAAP results for fiscal year 2005, because the GAAP results for fiscal year 2006 will include stock option expense on a fair value basis, but the results for fiscal year 2005 do not. The Company uses information for fiscal year 2005 adjusted to reflect the effect of the new stock option expense rule as if it were in effect for 2005 to provide a comparable basis for evaluating changes in the operations of the Company between fiscal years 2005 and 2006. The Company believes that providing a comparable basis assists it in assessing the Company’s performance and in planning, forecasting, and analyzing future periods. The Company believes this measure is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making.
Item 9.01. Financial Statements and Exhibits
     (c) Exhibits

Exhibit No.	Exhibit
99.1	Press Release, dated February 9, 2006 (furnished pursuant to Item 2.02)
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANERA BREAD COMPANY
By:	/s/ Mark E. Hood
	Name:	Mark E. Hood
	Title:	Senior Vice President, Chief Financial Officer

Date: February 9, 2006

Exhibit Index

Exhibit No.	Exhibit
99.1	Press Release, dated February 9, 2006 (furnished pursuant to Item 2.02)